Exhibit 10.3

ACKNOWLEDGMENT OF AMENDMENT

AND REAFFIRMATION OF GUARANTY

Section 1. This is an acknowledgement and reaffirmation made in connection with that certain Guaranty dated July 11, 2022 (the “Guaranty”), which evidenced ZONED PROPERTIES, INC., a Nevada corporation (“Guarantor”), guarantying certain obligations of Borrower to Bank. Guarantor hereby acknowledges and confirms that it has reviewed and approved the terms and conditions of the (i) Amended and Restated Promissory Note dated as of approximately even date herewith (the “Amended Note”), and (ii) First Amendment to Loan Agreement (“Amendment to Loan Agreement” and collectively with the Amended Note, the “Amendment”) between EAST WEST BANK, a California corporation (“Bank”) and ZONED ARIZONA PROPERTIES, LLC, an Arizona limited liability company (“Borrower”). Capitalized terms not otherwise defined herein shall have the meanings accorded to them in the Amendment.

Section 2. Guarantor represents and warrants that, after giving effect to the Amendment, all representations and warranties contained in the Guaranty are true, accurate and complete as if made the date hereof. Guarantor hereby consents to the Amendment and agrees that its Guaranty continues in full force and effect, and is valid and enforceable in accordance with its terms and this Acknowledgement. Guarantor further reaffirms and agrees that its guaranty obligations extend, among other things, to the obligations under the Amended Note.

Dated as of December 07, 2022

Guarantor:

ZONED PROPERTIES, INC.,
a Nevada corporation

By:	/s/ Bryan McLaren
Name:	Bryan McLaren
Title:	Chief Executive Office